UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 19, 2018

ACER THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33004	32-0426967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Gateway Center, Suite 351 300 Washington Street Newton, Massachusetts	02458
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 902-6100
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 19, 2018, Acer Therapeutics Inc. (the “Company”) entered into a License Agreement for Development and Exploitation (the “Agreement”) with The Assistance Publique – Hôpitaux de Paris (“AP-HP”), a public healthcare establishment in Paris, France, to acquire the exclusive worldwide intellectual property rights to three patent applications relating to certain uses of celiprolol.  Pursuant to the Agreement, the Company will reimburse AP-HP for certain costs and will pay annual maintenance fee payments.  Subject to a minimum royalty amount, the Company will also pay royalty payments on annual net sales of celiprolol during the royalty term in the low single digit percent range, depending upon whether there is a valid claim of a licensed patent. Under the Agreement, the Company will control and pay the costs of ongoing patent prosecution and maintenance for the licensed applications.

The term of the Agreement expires on a country-by-country basis upon the later of (a) 15 years after the first commercial sale of celiprolol in any country in which there is no valid claim of a licensed patent, and (b) upon the last to occur of (i) expiration or invalidation of the last valid claim in any country, (ii) expiration of the supplementary protection certificates granted to celiprolol and (iii) expiration of the market exclusivity period conferred by obtaining an AMM orpheline (orphan Marketing Authorization), a PUMA (Paediatric Use Marketing Authorization) or U.S. FDA orphan drug designation.  The Company may terminate the agreement in its sole discretion upon written notice to AP-HP, and AP-HP may terminate the agreement in the event the Company fails to make the required payments after notice and opportunity to cure.  Additionally, the Agreement will terminate if the Company terminates clinical development, marketing approval is withdrawn by the health or regulatory authorities in all countries, the Company ceases to do business or there is a procedure of winding-up by court decision against the Company.

The Company previously entered into an agreement with AP-HP on August 3, 2016 whereby the Company acquired the exclusive worldwide rights to access and use pivotal clinical trial data on the utilization of celiprolol in the treatment of vEDS patients, which it intends to use to support an NDA filing for EDSIVO™ (celiprolol) for the treatment of vEDS.

The summary of the Agreement set forth above does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 25, 2018	ACER THERAPEUTICS INC.

By:	/s/ Harry S. Palmin
Harry S. Palmin
Chief Operating Officer and Chief Financial Officer

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